Exhibit 99.1

FOR IMMEDIATE RELEASE

CEDAR REALTY TRUST, INC.

REPORTS FIRST QUARTER 2012 RESULTS

Port Washington, New York – May 7, 2012 – Cedar Realty Trust, Inc. (NYSE: CDR) today reported its financial results for the first quarter ended March 31, 2012.

Highlights

•	Recurring FFO per diluted share of $0.11

•	Same-property NOI improved 3.9%

•	Sold nine properties, generating approximately $11.6 million in net proceeds

•	Reaffirms 2012 Recurring FFO guidance

Bruce Schanzer, President and CEO of Cedar commented, “The first quarter of 2012 marked another strong quarter in our efforts to reduce our leverage and improve our performance. We continue to advance our near term strategic objective of divesting roughly 50 assets and generating approximately $150 million for debt reduction with approximately 40 of the assets sold, under contract, or to be returned to a lender generating approximately $110 million for debt reduction. In terms of both new leases and renewals, we made great progress while maintaining capital discipline by minimizing tenant improvement costs. Notably, we also effectively executed on our small shop and dark anchor leasing initiatives with another sequential small shop occupancy improvement and the signing of a lease for a Wal-Mart Neighborhood Market to replace the dark anchor at Oakland Commons in Bristol, Connecticut.”

Financial Results

Recurring Funds From Operations for first quarter 2012 was $7.9 million or $0.11 per diluted share, compared to $9.3 million or $0.14 per diluted share for the same period in 2011. Net loss attributable to common shareholders for first quarter 2012 was $(9.3) million or $(0.14) per diluted share, compared to $(12.3) million or $(0.18) per diluted share in 2011.

Portfolio Results

Leasing

In the first quarter of 2012, the Company signed 27 renewal leases for approximately 129,000 square feet with an average increase in base rents of 6.2% on a cash basis. The Company also signed 11 new leases for approximately 75,000 square feet at an average base rent of $12.72 per square foot. Excluding the new lease for a Wal-Mart Neighborhood Market at Oakland Commons, the average base rent on new leases was $19.13 per square foot, $7.52 per square foot above the $11.61 average rent per square foot in the Company’s consolidated portfolio (which excludes the unconsolidated Cedar/RioCan joint venture and assets held for sale/conveyance).

Occupancy

The Company’s consolidated portfolio was 90.6% occupied and 91.8% leased at March 31, 2012. This compares to occupancy of 91.6% at December 31, 2011 and 90.2% at March 31, 2011. The decreases in occupancy from December resulted from planned tenant move-outs at our redevelopment properties. Occupancy for the Company’s same-center portfolio, which excludes redevelopment properties and ground-up developments, was 93.2% at March 31, 2012 compared to 93.3% at December 31, 2011 and 92.4% at March 31, 2011.

Same-Property Results

Same-property cash NOI, which excludes ground-up developments and properties undergoing redevelopment in the comparable periods, improved by 3.9% for first quarter 2012 compared with first quarter 2011. A significant driver in this increase was lower snow removal costs. Including redevelopment properties, same-property cash NOI improved by 5.2% for the same comparable periods.

2012 Guidance

The Company reaffirms its 2012 guidance for Recurring FFO to be a range of $0.40 to $0.45 per diluted share. The Company notes that a substantial variable in its projected results is the timing of the divestitures arising from the execution of its near-term strategic plan.

Funds From Operation Reconciliation

The Company reports FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is a widely-recognized non-GAAP financial measure for REITs that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. The Company’s computation of FFO, as detailed in the attached schedule, is in accordance with the NAREIT’s pronouncements. The Company also presents “Recurring FFO”, which excludes certain items that are not indicative of the results provided by the Company’s consolidated portfolio and that affect the comparability of the Company’s period-over-period performance, as also detailed in the attached schedule.

Supplemental Financial Information Package

The Company has issued “Supplemental Financial Information” for the period ended March 31, 2012. Such information has been filed today as an exhibit to Form 8-K and will also be available on the Company’s website at http://ir.cedarrealtytrust.com.

Investor Conference Call

The Company will host a conference call today, May 7, 2012, at 5:00 PM (ET) to discuss the first quarter results. The conference call can be accessed by dialing (877) 705-6003 or (1) (201) 493-6725 for international participants. A live webcast of the conference call will be available online on the Company’s website at http://ir.cedarrealtytrust.com.

A replay of the call will be available from 8:00 PM (ET) on May 7, 2012, until midnight (ET) on May 21, 2012. The replay dial-in numbers are (877) 870-5176 or (1) (858) 384-5517 for international callers. Please use passcode 392246 for the telephonic replay. A replay of the Company’s webcast will be available on the Company’s website for a limited time.

About Cedar Realty Trust

Cedar Realty Trust, Inc. is a fully-integrated real estate investment trust which focuses on the ownership and operation of primarily supermarket-anchored shopping centers straddling the Washington DC to Boston corridor. The Company’s portfolio (excluding properties treated as “held for sale”) is comprised of 67 properties, with approximately 9.6 million square feet of GLA. In addition, the Company has an ownership interest in 22 properties, with approximately 3.7 million square feet of GLA, through its Cedar/RioCan joint venture in which the Company has a 20% interest.

For additional financial and descriptive information on the Company, its operations and its portfolio, please refer to the Company’s website at www.cedarrealtytrust.com.

Reference to Form 10-Q

For further details, interested parties are urged to review the Form 10-Q for the quarter ended March 31, 2012 filed today with the Securities and Exchange Commission. The Form 10-Q will also be available on the Company’s website at http://ir.cedarrealtytrust.com.

Forward-Looking Statements

Statements made or incorporated by reference in this press release may include certain “forward-looking statements”, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations and, as such, may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, those set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. Accordingly, the information contained herein should be read in conjunction with that report.

Contact Information:

Cedar Realty Trust, Inc.

Investor Relations

Brad Cohen

(203) 682-8211

The following is a reconciliation of net loss attributable to common shareholders to FFO and Recurring FFO for the three months ended March 31, 2012 and 2011:

CEDAR REALTY TRUST, INC.

Reconciliation of Net Loss Attributable to Common Shareholders to Funds From Operations

and Recurring Funds From Operations

	Three months ended March 31,
	2012	2011
Net loss attributable to Company’s common shareholders	$(9,340,000)	$(12,309,000)
Real estate depreciation and amortization	15,680,000	10,410,000
Limited partners’ interest	(105,000)	(260,000)
Impairment (reversals)/charges	(1,138,000)	10,286,000
Gain on sales	(457,000)	(28,000)
Consolidated minority interest:
Share of income (loss)	1,046,000	(25,000)
Share of FFO	(1,414,000)	(1,504,000)
Unconsolidated joint venture:
Share of income	(445,000)	(791,000)
Share of FFO	1,469,000	1,882,000

Funds From Operations (“FFO”)	5,296,000	7,661,000
Adjustments for items affecting comparability:
Management transition charges and employee termination costs	—	525,000
Accelerated write-off of deferred financing costs	2,607,000	—
Share-based compensation mark-to-market adjustments	30,000	(150,000)
Acquisition transaction costs and terminated projects, including Company share from the Cedar/RioCan joint venture	—	1,253,000

Recurring Funds From Operations (“Recurring FFO”)	$7,933,000	$9,289,000

FFO per diluted share:	$0.07	$0.11

Recurring FFO per diluted share:	$0.11	$0.14

Weighted average number of diluted common shares:
Common shares	70,565,000	67,227,000
OP Units	810,000	1,415,000

	71,375,000	68,642,000